FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER

This FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER (this “Amendment”) is entered into and effective as of January 29, 2007 among FORTRESS INVESTMENT GROUP LLC, a Delaware limited liability company and certain of its Affiliates (collectively the “Borrowers”), certain Subsidiaries and Affiliates of the Borrowers (the “Guarantors”), the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent are party to that certain Amended and Restated Credit Agreement dated as of June 23, 2006 (as amended and modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers are in violation of Section 8.05(h) of the Credit Agreement as a result of the Disposition of Promote Fees related to FIF IV (and its related funds) and Drawbridge Long Dated Value Fund, L.P (and its related funds) in excess of the amounts permitted thereunder;

WHEREAS, the Borrowers have requested that the Lenders waive any Default or Event of Default that has resulted from such violation of Section 8.05(h);

WHEREAS, the Borrowers have also requested certain amendments to the Credit Agreement relating to Promote Fees; and

WHEREAS, the Required Lenders and, as applicable, the Revolving Lenders holding a majority of the Revolving Commitments have agreed to grant such waiver and consent to such amendments, subject to the terms set forth herein as more fully set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.        Amendments to Credit Agreement.

(a) New Definitions. The following definitions shall be added to Section 1.01 to the Credit Agreement in the appropriate alphabetical order:

“Drawbridge Long Dated Value Funds” means Drawbridge Long Dated Value Fund LP, Drawbridge Long Dated Value Fund (B) LP, Drawbridge Long Dated Value Fund II LP, Drawbridge Long Dated Value Fund II (B) LP and Drawbridge Long Dated Value Fund II (C) LP.

“Fund I” means all Private Equity Funds under the heading “Fund I (Fund and Sister)” on Schedule 6.13 (a) (ii).

“Fund IV” means all Private Equity Funds under the heading “Fund IV (Funds, Coinvestment Funds, SisterCos and Sidecars)” on Schedule 6.13(a)(ii).

(b) Section 7.15. Clauses (b) and (c) of Section 7.15 of the Credit Agreement are amended and restated in their entirety to read as follows:

(b) at least 40% of all Promote Fees from Fund I, at least 50% of all Promote Fees from Fund IV and any Private Equity Fund formed after September 1, 2006 and at least 60% of all Promote Fees from all other Private Equity Funds, (c) at least 45% of all Promote Fees from Drawbridge Special Opportunities Advisors LLC and at least 50% of all Promote Fees from all other Hedge Funds (other than Drawbridge Relative Value Advisors LLC, Drawbridge Relative Value GP LLC and the Drawbridge Long Dated Value Funds) (in each case net of the allocation of Promote Fees required to be paid to managers of a Hedge Fund whose entitlement to a portion of Promote Fees is calculated on a basis other than as a percentage of the Promote Fees payable generally with respect to such Hedge Fund),

(c) Section 8.05. The first sentence of Section 8.05(h) of the Credit Agreement is amended and restated in its entirety to read as follows:

Notwithstanding anything in clauses (a) through (g) above to the contrary, no Disposition or issuance of Equity Interests may occur that would cause the Loan Parties to be entitled to receive amounts (free and clear of any Liens) less than (i) 40% of the Promote Fees of Fund I, 50% of the Promote Fees of Fund IV and any Private Equity Fund formed after September 1, 2006 and 60% of the Promote Fees of all other Private Equity Funds, (ii) 45% of the Promote Fees of Drawbridge Special Opportunities Advisors LLC and Drawbridge Special Opportunities GP LLC, and 50% of the Promote Fees of all other Hedge Funds, other than Drawbridge Relative Value Advisors LLC, Drawbridge Relative Value GP LLC and the Drawbridge Long Dated Value Funds (in each case, net of the allocation of Promote Fees required to be paid to managers of a Hedge Fund whose entitlement to a portion of Promote Fees is calculated on a basis other than as a percentage of Promote Fees payable generally with respect to such Hedge Fund), (iii) 55% of the Promote Fees of Eurocastle and (iv) 45% of the Promote Fees of Newcastle, Northcastle and all other investment funds.

2.        Waiver. The Borrowers have advised the Administrative Agent and the Lenders that prior to the effectiveness of this Amendment, the Borrowers are in violation of Section 8.05(h) of the Credit Agreement as a result of Disposition, on or before January 28, 2007, of Promote Fees related to FIF IV and Drawbridge Long Dated Value Fund, LP in excess of the amounts permitted thereunder (the “Promote Fee Default”). The Administrative Agent, the Required Lenders and the Revolving Lenders holding a majority of the Revolving Commitments hereby waive any Default or Event of Default that existed from the Closing Date or exists as a result of the Promote Fee Default. This waiver is a one-time waiver and shall not be deemed to modify or affect the obligations of the Borrower and the Guarantors to comply with each obligation under the Credit Agreement and the other Credit Facility Documents from and after the date hereof, including, without limitation, the obligations under Sections 7.15 and 8.05 of the

Credit Agreement, as amended by this Amendment, or of any rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Document or under applicable law.

3.  Effectiveness; Conditions Precedent. This Amendment shall be and become effective upon receipt by the Administrative Agent of copies of this Amendment duly executed by the Borrowers, the Guarantors, the Required Lenders and the Revolving Lenders holding a majority of the Revolving Commitments and the payment of all fees and expenses then due and payable.

4.  Ratification of Credit Agreement. The term “Credit Agreement” as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended and modified by this Amendment. Except as herein specifically agreed, the Credit Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect according to its terms. Each of the Loan Parties acknowledge and consent to the modifications set forth herein and agree that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents (including, without limitation, the indemnity obligations and guaranty obligations set forth therein) and that, after the date hereof, this Amendment shall constitute a Loan Document.

5.  Authority/Enforceability. Each of the Loan Parties represents and warrants as follows:

(a)  It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)  This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)  No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)  The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its, or its Subsidiaries’ organizational documents or (ii) materially violate, contravene or conflict with any Requirement of Law or any other law, regulation, order, writ, judgment, injunction, decree or permit applicable to it or any of its Subsidiaries.

6.           Representations and Warranties of the Loan Parties. The Loan Parties represent and warrant to the Administrative Agent and the Lenders that (a) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof, (b) after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default and (c) the

Collateral Documents continue to create a valid perfected security interest in the Collateral prior to all Liens other than Permitted Liens.

7.  Release. In consideration of the Administrative Agent and the Required Lenders entering into this Amendment on behalf of the Lenders, the Loan Parties hereby release the Administrative Agent, the L/C Issuer, each of the Lenders, and the Administrative Agent’s, the L/C Issuer’s and each of the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act solely in connection with the Loan Documents on or prior to the date hereof.

8.  Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered promptly upon request.

9.  GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered and this Amendment shall be effective as of the date first above written.

BORROWERS:

FORTRESS INVESTMENT GROUP LLC,
a Delaware limited liability company

FORTRESS PRINCIPAL INVESTMENT HOLDINGS II LLC,
a Delaware limited liability company

FORTRESS PRINCIPAL INVESTMENT HOLDINGS III LLC,
a Delaware limited liability company

FORTRESS PRINCIPAL INVESTMENT HOLDINGS IV LLC,
a Delaware limited liability company

FORTRESS CANADA MANAGEMENT TRUST,
a Delaware statutory trust

By:	/s/ Daniel N. Bass

Name: Daniel N. Bass
Title: Chief Financial Officer of each of the above-referenced Borrowers

FIG PARTNERS POOL (A) LLC,
a Delaware limited liability company

By:	/s/ Daniel N. Bass

Name: Daniel N. Bass
Title: Chief Financial Officer

FIG PARTNERS POOL (P) LLC,
a Delaware limited liability company

By:	/s/ Daniel N. Bass

Name: Daniel N. Bass
Title: Chief Financial Officer

FIG PARTNERS POOLS (P2) LLC,
a Delaware limited liability company

By:	/s/ Daniel N. Bass

Name: Daniel N. Bass
Title: Chief Financial Officer

GUARANTORS:

FORTRESS INVESTMENT HOLDINGS LLC,
a Delaware limited liability company

FORTRESS PRINCIPAL INVESTMENT HOLDINGS LLC,
a Delaware limited liability company

FORTRESS PRINCIPAL INVESTMENT GROUP LLC,
a Delaware limited liability company

By:	/s/ Daniel N. Bass

Name: Daniel N. Bass
Title: Chief Financial Officer of each of the above-referenced Guarantors

FORTRESS FUND III GP (HOLDINGS)  LLC,
a Delaware limited liability company

By:	/s/ Randal A. Nardone

Name: Randal A. Nardone
Title: Chief Operating Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,

	By:	/s/ Joshua A. Podietz

Name: Joshua A. Podietz
Title: Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender and L/C Issuer

	By:	/s/ Joshua A. Podietz

Name: Joshua A. Podietz
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ J. Nicholus Cole

Name: J. Nicholus Cole
Title: Managing Director

By:	/s/ Maureen S. Malphus

Name: Maureen S. Malphus
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Susan LeFevre

Name: Susan LeFevre
Title: Director

By:	/s/ Evelyn Thierry

Name: Evelyn Thierry
Title: Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Daniel P. Stegemoeller

Name: Daniel P. Stegemoeller
Title: Sr. Banker

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ James R. Coffmen

Name: James R. Coffmen
Title: Executive Director

GOLDMAN SACHS CREDIT PARTNERS L.P., as a Lender

By:	/s/ James V. Balcom

Name: James V. Balcom
Title: Authorized Signatory

LEHMAN COMMERCIAL PAPER INC., as a Lender

By:	/s/ Diana Albanese

Name: Diana Albanese
Title: Authorized Signatory